Harbor Springs Financial Management, LLC

Code of Ethics

(Revised 08/29/2012)

Whereas Harbor Springs Financial Management, LLC  (“HSFM”) desires to formally codify the high standards of business excellence it has strived for and achieved since its 1980 inception in an annually reaffirmed document that will be known as the “HSFM Code of Ethics (“Code”);

Whereas HSFM is a Registered Investment Advisor (“RIA”) and seeks to fully comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (“ICA”);

Whereas this Code establishes rules of conduct for all employees of HSFM and is designed to, among other things, govern personal trading activities in the accounts of employees, immediate family/household accounts, and accounts in which an employee has a beneficial interest;

Whereas this Code is based upon the principle that HSFM and its employees owe a fiduciary duty to HSFM’s clients to conduct their affairs, including their personal financial instrument transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility;

Whereas this Code is designed to ensure that the high ethical standards long maintained by HSFM continue to be applied and to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct;

Whereas the excellent name and reputation of HSFM continues to be a direct reflection of the conduct of each of its employees;

Whereas pursuant to Section 206 of the Advisers Act, both HSFM and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct and compliance with this section involves more than acting with honesty and good faith alone.

Whereas pursuant to Section 206 of the Advisers Act HSFM has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

HSFM and its employees are subject to the following specific fiduciary obligations when dealing with clients:

•

The duty to have a reasonable, independent basis for the investment advice provided;

•

The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;

•

The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

•

The duty to be loyal to clients.

Whereas in meeting its fiduciary responsibilities to its clients, HSFM expects every employee to demonstrate the highest standards of ethical conduct for continued employment with HSFM;

Whereas strict compliance with the provisions of the Code shall be considered a basic condition of employment with HSFM;

Whereas HSFM’s reputation for fair and honest dealing with its clients has taken considerable time to build and this standing could be seriously damaged as the result of even a single financial instrument transaction being considered questionable in light of the fiduciary duty owed to our clients;

Whereas HSFM’s employees are urged to seek the advice of HSFM’s Chief Compliance Officer (“CCO”), for any questions about the Code or the application of the Code to their individual circumstances;

Whereas employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with HSFM;

Whereas the provisions of the Code are not all-inclusive but are instead intended as a guide for employees of HSFM in their conduct;

Whereas in those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO who may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised because ultimately, all questions arising in connection with HSFM’s trading should be resolved in favor of the client even at the expense of the interests of employees;

Whereas the CCO will periodically report to the President of HSFM to document compliance with this Code;

Whereas as of the date of my signature on this document I am an employee of HSFM;

Whereas by refusing to agree to and execute this Code whenever requested by HSFM to do so or by violating any part of this Code at any time, I agree that I subject myself to discipline by HSFM, including, but not limited to, immediate “for cause” termination of my employment with HSFM;

By my dated signature at the bottom of this document, I hereby agree to comply with this Code so long as I am affiliated with HSFM and where applicable, thereafter.

Table of Contents

HSFM Code of Ethics

1)

Definitions

2)

General Standards of Business Conduct

3)

Loyalty to Clients

4)

Investment Process and Actions

5)

Trading

6)

Risk Management, Compliance, and Support

7)

Performance and Valuation

8)

Disclosures

9)

Prohibition against the trading of currencies, futures contracts, forward contracts, swaps, or options

10)

Prohibition against Fraudulent Activity

11)

Prohibition against Insider Trading

12)

Material Information

13)

Nonpublic Information

14)

Inside Information

15)

Contacts with Public Companies

16)

Tender Offers

17)

Restricted/Watch Lists

18)

Personal Securities Transactions

19)

Gifts and Entertainment

20)

Protecting the Confidentiality of Client Information

21)

Service as an Officer or Director

22)

Compliance Procedures

23)

Certification

24)

Records

25)

Reporting Violations and Sanctions

HSFM Code of Ethics - Signature Page

1)

Definitions

For purposes of this Code, the following definitions shall apply:

a)

“Supervised Person” means directors, officers and partners of HSFM (or other persons occupying a similar status or performing similar functions); employees of HSFM; and any other person who provides advice on behalf of HSFM and is subject to HSFM’s supervision and control.

b)

“Access Person” means any supervised person who:  has access to non-public information regarding any clients’ purchase or sale of securities, futures contracts, over-the-counter (“OTC”) currencies, forward contracts, swap contracts,  or other financial instruments; has access to non-public information regarding the portfolio holdings of HSFM or its control affiliates manage or have access to; or is involved in making securities or other investment recommendations to clients that are non-public.

c)

“Account” means accounts of any HSFM employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest, such as trusts and custodial accounts or other account in which the employee has a beneficial interest, controls or exercises investment discretion.

d)

“Beneficial Ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security or other investment under Section 16 of the Securities Exchange Act and the rules and regulations thereunder.

e)

“Fund” means an investment company registered under the Investment Company Act.

f)

“Reportable Fund” means any registered investment company, i.e. mutual fund, for which HSFM or a control affiliate acts as an investment adviser, as defined in section 2(a) (2) of the Investment Company Act, or principal underwriter.

g)

“Reportable Security” means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) Transactions and holdings in direct obligation of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;  (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless HSFM or a control affiliate acts as the investment adviser or principal underwriter for the fund.

2)

General Standards of Business Conduct

a)

I understand that HSFM places the highest priority on maintaining its reputation for integrity and professionalism and that HSFM’s reputation is a vital business asset.

b)

I understand that the confidence and trust placed in HSFM and its employees by our clients is something we value and endeavor to protect.

c)

I understand that the standards and principles set forth in this Code are intended to achieve the goal of protecting HSFM’s reputation and I will follow them accordingly.

d)

I understand that this Code is intended to comply with the various provisions of the Advisers Act and also requires that all Supervised Persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

e)

I understand that Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material non-public information by investment advisers and understand that such policies are contained in this Code.

f)

I understand that this Code also contains policies and procedures regarding personal securities transactions of all HSFM employees and that these procedures apply to transactions in which an employee has a beneficial interest, to accounts over which an employee exercises control, and to transactions by the members of an employee’s immediate family.

g)

I understand that Section 206 of the Advisers Act makes it unlawful for HSFM or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices.

h)

I understand that this Code contains provisions that explicitly prohibit unlawful and unethical activity and that this Code is established to reinforce HSFM’s culture of compliance and to encourage all HSFM employees to detect and prevent any illegal and unethical conduct.  Accordingly,

i)

I will act in a legal, ethical and professional manner at all times during my HSFM employment.

j)

I will act for the benefit of HSFM’s clients at all times during my HSFM employment.

k)

I will act with independence and objectivity at all times during my HSFM employment.

l)

I will act with skill, competence and diligence at all times during my HSFM employment.

m)

I will communicate with HSFM’s clients in a timely and accurate manner at all times during my HSFM employment.

n)

I will uphold all applicable laws, regulations and ethical requirements governing the capital markets in which HSFM trades and the financial services industry of which HSFM is a part at all times during my HSFM employment.

3)

Loyalty to Clients

I must be loyal to HSFM’s clients by:

a)

Placing clients’ interest before my own and those of HSFM;

b)

Preserving the confidentiality of information communicated by clients to me or HSFM within the scope of the Manager-client relationship;

c)

Refusing to participate in any business relationship or accept any gift that could reasonably be expected to affect my independence, objectivity, or loyalty to HSFM’s clients.

4)

Investment Process and Actions

With respect to HSFM’s investment process and actions, to the extent such relates to my day-to-day responsibilities at HSFM, I must:

a)

Use reasonable care and prudent judgment when managing client assets;

Not engage in practices designed to distort prices or artificially inflate trading volume with the intent to mislead market participants;

b)

Deal fairly and objectively with all clients when providing investment information, making investment recommendations, or taking investment action;

c)

Have a reasonable and adequate basis for investment decisions;

d)

When managing a portfolio or pooled fund according to a specific mandate, strategy or style:

i)

Take only investment actions that are consistent with the stated objectives and constraints of that portfolio or fund.

ii)

Provide adequate disclosures and information so investors can consider whether any proposed changes in the investment style or strategy meet their investment needs.

iii)

When managing separate accounts and before providing investment advice or taking investment action on behalf of the client;

iv)

Evaluate and understand the client’s investment objectives, tolerance for risk, time horizon, liquidity needs, financial constraints, any unique circumstances (including tax considerations, legal or regulatory constraints, etc.) and any other relevant information that would affect investment policy.

v)

Determine that an investment is suitable to a client’s financial situation.

5)

Trading

With respect to HSFM’s trading activities, to the extent such activities relate to my day-to-day responsibilities at HSFM, I must:

a)

Not act or cause others to act on material nonpublic information that could affect the value of a publicly traded investment.

b)

Give priority to investments made on behalf of the client over those that benefit my interests or those of HSFM.

c)

To the extent relevant to my duties at HSFM, use commissions generated from client trades to pay for only investment-related products or services that directly assist HSFM in its investment decision making process, and not in the management of the firm.

d)

Maximize client portfolio value by seeking best execution for all client transactions.

e)

Establish policies to ensure fair and equitable trade allocation among client accounts.

6)

Risk Management, Compliance, and Support

With respect to HSFM’s risk management, compliance and support activities, to the extent such activities relate to my day-to-day responsibilities at HSFM, I must:

a)

Make all reasonable efforts to assist HSFM in maintaining and upholding policies and procedures that will further compliance by all HSFM owners and employees with the HSFM Code of Conduct and all applicable legal and regulatory requirements.

b)

Collaborate and cooperate with HSFM’s compliance officer and other personnel responsible for administering and enforcing the HSFM Code of Conduct, facilitate the administration and enforcement of HSFM’s policies and procedures, and as needed, assist in the investigation of any complaints regarding the conduct of HSFM or any of its owners, employees or consultants.

c)

Make all reasonable efforts to ensure that portfolio information provided to clients by HSFM is accurate and complete and arrange for independent third-party confirmation or review of such information.

d)

Make all reasonable efforts to ensure that HSFM maintains records for an appropriate period of time in an easily accessible format.

e)

Make all reasonable efforts to ensure that HSFM employs a qualified staff and sufficient human and technological resources to thoroughly investigate, analyze, implement, and monitor investment decisions and actions.

f)

Make all reasonable efforts to ensure that HSFM has a business-continuity plan to address disaster recovery or periodic disruptions of the financial markets.

g)

Make all reasonable efforts to ensure that HSFM has a firm wide risk management process that identifies, measures, and manages the risk position of HSFM and its investments, including the sources, nature, and degree of risk exposure.

7)

Performance and Valuation

With respect to HSFM’s performance and valuation activities, to the extent such activities are part of my day-to-day responsibilities at HSFM, I must:

a)

Make all reasonable efforts to ensure that HSFM at all times presents performance information that is fair, accurate, relevant, timely and complete.  I will not misrepresent the performance of individual portfolios or of HSFM at any time.

b)

Make all reasonable efforts to ensure that HSFM uses fair-market prices to value client holdings and applies, in good faith, methods to determine the fair value of any assets for which no independent, third-party market quotation is readily available.

8)

Disclosures

With respect to HSFM’s disclosures, to the extent such disclosures are part of my day-to-day responsibilities at HSFM, I must:

a)

Make all reasonable efforts to ensure that HSFM communicates with clients on an ongoing and timely basis.

b)

Make all reasonable efforts to ensure that HSFM’s disclosures are truthful, accurate, complete, and understandable and are presented in a format that communicates the information effectively.

c)

Make all reasonable efforts to ensure that HSFM includes any material facts when making disclosures or providing information to clients regarding themselves, their personnel, investments, or the investment process.

d)

Make all reasonable efforts to ensure that HSFM discloses the following:

i)

Conflicts of interest generated by any relationships with brokers or other entities, other client accounts, fee structures, or other matters.

ii)

Regulatory or disciplinary action taken against me, HSFM, or any other HSFM personnel relating to professional conduct.

iii)

The investment process, including information regarding lock-up periods, strategies, risk factors, and use of derivatives and leverage.

iv)

Management fees and other investment costs charged to investors, including what costs are included in the fees and the methodologies for determining fees and costs.

v)

The amount of any soft or bundled commissions, the goods and/or services received in return, and how those goods and/or services benefit the client.

vi)

The performance of clients’ investments on a regular and timely basis.

vii)

Valuation methods used to make investment decisions and value client holdings.

viii)

To the extent relevant to my duties at HSFM, shareholder voting policies

ix)

Trade allocation policies.

x)

Results of the review or audit of any HSFM fund or account.

xi)

Significant personnel or organization changes that have occurred at HSFM.

xii)

Risk management processes.

9)

Prohibition against the trading of currencies, futures contracts, forward contracts, swaps, or options

a)

I understand that during the term of my employment with HSFM I shall not trade any over-the-counter currencies, any futures contracts, any forward contracts, or any options thereof for my own personal account or in an account of any other person or entity other than those accounts managed by HSFM.

b)

I understand that during the term of my employment with HSFM I shall not open any trading account in the name of HSFM without the express written consent of HSFM’s Management Committee.

c)

I understand that upon request, I shall make available to HSFM all of my personal investment records as well as any such records of my immediate family so that HSFM may review such records, confirm my compliance with the trading prohibitions outlined in this Code and as needed, retain such records.

10)

Prohibition against Fraudulent Activity

a)

I understand that engaging in fraudulent conduct of any kind with respect to HSFM, its funds and investment products, its clients, or any other third party is unlawful and may result in sanctions including, but not limited to reprimands, monetary fines or assessments, criminal charges, and/or suspension or termination of employment with HSFM.  Specifically,

i)

I understand that a Supervised Person may not employ any device, scheme or artifice to defraud HSFM, its funds and investment products, its clients, or any other third party.

ii)

I understand that a Supervised Person may not make any untrue statement of a material fact to or regarding HSFM, its funds or other investment products, its clients, or any other third party.

iii)

I understand that a Supervised Person may not omit to state a material fact in order to create a misleading or untrue perception regarding HSFM, its funds or other investment products, its clients, or any other third party.

iv)

I understand that a Supervised Person may not engage in any act, practice or course of business that operates or would operate as a fraud or deceit on HSFM, its funds or other investment products, its clients, or any other third party.

v)

I understand that a Supervised Person may not engage in any manipulative practice with respect to HSFM, its funds or other investment products, its clients, or any other third party.

vi)

I understand that a Supervised Person may not make any untrue statement of a material fact to or regarding HSFM, its funds or other investment products, its client, or any other third party.

11)

Prohibition against Insider Trading

a)

I understand that trading securities or other financial instruments while in possession of material, nonpublic information or improperly communicating that information to others may expose supervised persons and HSFM to stringent penalties including criminal sanctions, fines of up to $1,000,000, and potentially ten years of imprisonment.

b)

I understand that the SEC can recover the profits gained or losses avoided through any illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring someone from the securities industry.

c)

I understand that Supervised Persons and HSFM may be sued by investors seeking to recover damages for insider trading violations.

d)

I understand that the rules contained in this Code apply to securities trading and the trading of other financial instruments as well as the handling of information by Supervised Persons of HSFM and their immediate family members.

e)

I understand that no Supervised Person may trade, either personally or on behalf of others (such as in relation to investment funds and/or private accounts managed by HSFM) while in the possession of material, nonpublic information, nor may any HSFM personnel communicate material, nonpublic information to other in violation of the law.

12)

Material Information

a)

I understand that the phrase “material information” as used in this Code refers to material which a reasonable investor would be substantially likely to consider important in making an investment decision including, for example, any information which, if disclosed, would have a substantial effect on the price of a company’s securities.

b)

I understand that no simple test exists to determine when information is material and that assessment of materiality involves a highly fact-specific inquiry which may necessitate me communicating with, and asking questions of HSFM’s CCO when and if I have any doubts as to whether information is material.

c)

I understand that material information often relates to a company’s results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

d)

I understand that material information also may relate to the market for a company’s securities, that information about a significant order to purchase or sell securities may, in some contexts, be material, and that prepublication information regarding reports in the financial press also may be material as evidenced by the fact that the U.S. Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

13)

Nonpublic Information

I understand that information is “public” when it has been disseminated broadly to investors in the marketplace such as when information is published on the internet, within a public filing with the SEC or some other government agency, the Dow Jones “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

14)

Inside Information

I understand that before executing a trade on behalf of HSFM, myself or any client or other third party, including via investment funds or private accounts managed by HSFM, I must determine whether I have access to material, non-public information and if I believe that I might have access to such, I must take the following steps:

a)

Report the information and proposed trade immediately to HSFM’s CCO.

b)

Do not purchase or sell the securities on behalf of myself or others, including investment funds or private accounts managed by the firm.

c)

Do not communicate the information inside or outside of HSFM other than to HSFM’s CCO.

d)

After the CCO has reviewed the issue, HSFM will determine whether the information is materials and non-public and, if so, what action the firm will take.

e)

Generally consult the CCO should you have any doubt about information you have regarding a potential financial transaction and use a high degree of caution to protect yourself, HSFM, and its clients.

15)

Contacts with Public Companies

a)

I understand that contacts with public companies may at some point represent a part of HSFM’s research efforts and HSFM may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly available information. However, I understand that difficult legal issues may arise when, in the course of these contacts, a Supervised Person or other HSFM personnel subject to this Code become aware of material, non-public information (for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes selective disclosure of adverse news to a handful of investors)

b)

I understand that in situations where contact with a public company makes me aware of material, non-public information, I must make a judgment as to my further conduct and to protect myself, HSFM, and its clients, I should immediately contact HSFM’s CCO to further discuss the matter.

16)

Tender Offers

a)

I understand that tender offers represent a particular concern in the law of insider trading for two reasons:  1) tender offer activity often produces extraordinary gyrations in the price of a target company’s securities such that trading during this time period is more likely to attract regulatory attention, as evidenced by the fact that such trading activities produces a disproportionate percentage of insider trading cases); and 2) the SEC has adopted a rule which expressly forbids trading and “tipping” while in the possession of material, non-public information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.

b)

I understand that I and other Supervised Persons and HSFM personnel should exercise extreme caution any time we are made aware of non-public information relating to a tender offer.

17)

Restricted/Watch Lists

a)

Although HSFM does not typically receive confidential information from portfolio companies, I understand that HSFM may, if it receives such information, take appropriate procedures to establish restricted or watch lists in certain securities.

b)

I understand that HSFM’s CCO may place certain securities on a “restricted list” such that Supervised Persons and other HSFM personnel shall be prohibited from personally, or on behalf of an advisory account, purchasing or selling securities during any period they are listed.

c)

I understand that securities issued by companies about which a number of Supervised Persons are expected to regularly have material, non-public information should generally be placed on a “restricted list” and the CCO shall take steps to immediately inform all HSFM personnel of any securities listed on a “restricted list.”

d)

I understand that the CCO may place certain securities on a “watch list” in cases where a company issues securities about which a limited number of Supervised Persons possess material, non-public information and that such a “watch list” shall be disclosed only to the CCO and a limited numbers of other HSFM personnel who are deemed necessary recipients of the list because of their particular knowledge or their particular role in compliance.

18)

Personal Securities Transactions

I understand that HSFM has adopted the following principles governing personal investment activities by HSFM’s Supervised Persons:

a)

The interest of client accounts will at all times be placed first;

b)

All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

c)

Supervised Persons and other HSFM personnel must not take inappropriate advantage of their positions.

d)

Pre-Clearance Required for Participation in IPOs

I understand that no Supervised Person shall acquire any beneficial ownership in any securities in an Initial Public Offering for his or her account without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

e)

Pre-Clearance Required for Private Limited Offerings

I understand that no Supervised Person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of the CCO who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, will be subject to continuous monitoring for possible future conflicts.

f)

Blackout Periods

I understand that no Supervised Person shall purchase or sell, directly or indirectly, any security on a day during which any client has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

g)

Interested Transactions

I understand that no Supervised Person shall recommend any securities transactions for a client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:

i)

any direct or indirect beneficial ownership of any securities of such issuer;

ii)

any contemplated transaction by such person in such securities;

iii)

any position with such issuer or its affiliates; and

iv)

any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

h)

Short-Term Trading Profits

I understand that no Supervised Person shall profit from the purchase and sale, or sale and purchase, of the same securities for which such person has beneficial ownership within 60 calendar days (and which are held in client accounts).  Any prohibited short-term profits are subject to cancellation with the Supervised Person being responsible for any short-term losses.

i)

Market Timing Funds

I understand that no Supervised Person shall engage in market timing with respect to buying and selling shares issued by any fund managed or sub-advised by HSFM.

19)

Gifts and Entertainment

a)

I understand that giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest and that therefore; HSFM has adopted policies set forth in this Code to guide Supervised Persons in this area.

b)

I understand that HSFM’s general policy with respect to gifts and entertainment is as follows:

i)

Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest;

ii)

Supervised Persons should not accept or provide any gifts or favors that might influence the decisions that must be made in business transactions involving HSFM, or that others might reasonably believe would influence those decisions;

iii)

Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis and entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible; and

iv)

Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

v)

I understand that any questions or concerns I may have regarding gifts should be addressed to the CCO.

c)

I understand that I may generally give and receive gifts and entertainment to and from HSFM’s current and prospective clients and business partners so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to influence the recipient.

d)

I understand that I shall not accept or receive on my own behalf or on behalf of HSFM any gift or other accommodations from a vendor, broker, salesperson, investor or prospective investor that might create a conflict of interest or interfere with my impartial discharge of my responsibilities to HSFM or its clients or place me or HSFM in a difficult or embarrassing position. This prohibition applies equally to gifts to members of my family or household.

e)

Reporting Requirements

i)

I understand that any Supervised Person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of HSFM, including gifts and gratuities with value in excess of $100 per year must obtain consent from the CCO before accepting such a gift.

ii)

I understand that HSFM’s reporting requirements do not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, a Supervised Person is accompanied by the person or representative of the entity that does business with HSFM.

iii)

I understand that HSFM’s gift reporting requirement is for the purpose of helping HSFM monitor the activities of its employees and that the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Code or within applicable laws, regulations, or ethics standards.

iv)

I understand that I may attend business meals, sporting events and other business entertainment activities at the expense of a person or party other than HSFM so long that the entertainment is not lavish or extravagant in nature.  If the estimated cost or value of the entertainment activity provided to me is greater than $500 or if the giver will not be present at the entertainment activity, I shall report my attendance to HSFM Management which will keep a log known as the “HSFM Gifts and Entertainment Report.”

v)

I understand that I shall report to HSFM Management my intent to accept any business gift or aggregated gifts of over $500 in value for logging in the HSFM Gifts and Entertainment Report however I need not report gifts such as holiday baskets and business lunches delivered to HSFM’s offices and received on behalf of HSFM as opposed to me as an individual employee or owner of HSFM.

vi)

I understand that I am prohibited from giving business gifts or providing business entertainment that may appear lavish or excessive and I must obtain approval from HSFM Management to give business gifts in excess of $500 to any actual or prospective HSFM investor or business partner.  Any such gifts shall be logged in the “HSFM Gifts and Entertainment Report.”

f)

Government/Political Pay-to-Play Prohibition

I understand that I shall make no attempt to influence any government or political official or prospective government or politically-affiliated investor to invest with HSFM by either directly compensating or otherwise benefitting that prospective investor via a payment or any other activity that would indirectly compensate or otherwise benefit that prospective HSFM investor.  Specifically:

i)

I shall not provide financial advisory services either directly or through a pooled investment vehicle to any person or entity to whom or to which I or anyone employed by HSFM has made a political contribution within the past two years.

ii)

I shall not provide financial advisory services either directly or through a pooled investment vehicle to any person or entity for whom or for which I have solicited, coordinated or “bundled” political contributions from others within the past two years.

iii)

I shall not pay a third party to solicit any government or political official or prospective government or politically-affiliated investor on behalf of HSFM unless that third party has agreed to the “Pay-to-Play” prohibition contained in this HSFM Code of Conduct.

iv)

The Foreign Corrupt Practices Act (“FCPA”)

I understand that to the extent its provisions relate to my day-to-day activities at HSFM, I shall use my best efforts to comply with FCPA.  To that end:

I understand that the FCPA prohibits the giving of “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other instrumentality of a foreign government.  Companies that are owned, even partly, by a foreign government many be considered an instrumentality of that government.  In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions.

I understand that the FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes.  However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.  Civil and criminal penalties for violating the FCPA can be severe.

I understand that I must obtain written preclearance from HSFM Management prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

I understand that I shall disclose to HSFM Management all gifts and entertainment that may be subject to the FCPA, irrespective of value and including food and beverages provided during a legitimate business meeting so that such can be logged in the “HSFM Gifts and Entertainment Report.”

g)

Political Contributions

I understand that no Supervised Person shall make any contribution to, or solicit contribution on behalf of: any state local or federal political candidate; any exploratory committee or other committee established by any local, state or federal political candidate; any political party or political party committee; or any political action committee or “super” political action committee, in an amount of $250 or more collectively over 1 year period without first disclosing such to the CCO and HSFM President and obtaining approval from the CCO and Management Committee.

I understand that all political contributions or contribution solicitations authorized under the terms of this Code shall be recorded by the CCO and records of such contributions shall be retained by the CCO to facilitate HSFM’s compliance with this Code and all applicable laws, regulations and ethical standards.

20)

Protecting the Confidentiality of Client Information

a)

Confidential Client Information

i)

I understand that in the course of the investment advisory activities of HSFM, the firm gains access to non-public information about its clients including, but not limited to, a person’s status as a client, contact information regarding a client, a client’s personal financial and account information, a client’s asset allocation within his/her portfolio, information relating to services performed for or transactions entered into on behalf of that client, investment advice provided to that client, and other data and analyses derived from non-pubic information relating to the client (collectively “Confidential Client Information”).

ii)

I understand that all Confidential Client Information, whether relating to a current, former or future client, is subject to this Code’s policies and procedures and all other protections afforded by applicable laws, regulations and ethics standards and that any doubts about the confidentiality of information must be resolved in favor of confidentiality.

b)

Non-Disclosure of Confidential Client Information

I understand that all information regarding HSFM’s clients is confidential and that such information may only be disclosed when the disclosure is consistent with HSFM’s Code and the client’s direction and consent.  HSFM will share Confidential Client Information with third parties in the following circumstances:

i)

As necessary to provide service that the client requested or authorized or to maintain and service the client’s account.  Relating to such, HSFM will require that any financial intermediary, agent or other service provider utilized by HSFM (such as broker-dealers or sub-advisors) comply with substantially similar standards for non-disclosure and protection of Confidential Client Information and use the information provided by HSFM only for the performance of the specific service requested by HSFM;

ii)

As required by regulatory authorities or law enforcement officials who have jurisdiction over HSFM, or as otherwise required by any applicable law.  In the event HSFM is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy.  If no protective order or other appropriate remedy is obtained, HSFM shall disclose only such information, and only in such detail, as is legally required; and

iii)

To the extent reasonably necessary to prevent fraud, unauthorized transactions, or liability.

c)

HSFM Employee Responsibilities

i)

I understand that all Supervised Persons are prohibited, from disclosing Confidential Client Information at any time during or after their HSFM employment and that they may not disclose such information to anyone outside of HSFM, including family members, except under circumstances detailed in this Code.

ii)

I understand that a Supervised Person is permitted to disclose Confidential Client Information only to such other Supervised Persons who need to have access to such information in order to deliver services to the client.

iii)

I understand that Supervised Persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with HSFM, must return all such documents to HSFM.

iv)

I understand that any Supervised Person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

d)

Security of Confidential Personal Information

I understand that HSFM enforces the following policies and procedures to protect the security of Confidential Client Information:

i)

HSFM restricts access to Confidential Client Information to those Supervised Persons who need to know such information to provide HSFM’s services to clients;

ii)

 HSFM requires any Supervised Person who is authorized to have access to Confidential Client Information in connection with the performance of such person’s duties and responsibilities be required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

iii)

HSFM requires that all electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

iv)

HSFM requires that any conversations involving Confidential Client Information, if appropriate at all, must be conducted by Supervised Persons in private and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

e)

Privacy Policy

I understand that as a registered investment adviser, HSFM and all Supervised Persons must comply with SEC Regulation S-P which requires investment advisers to adopt policies and procedures to protect the “non-public personal information” of natural person clients.

i)

I understand that “non-public information” under Regulation S-P includes personally identifiable financial information and any list, description, or grouping that is derived from “personally identifiable financial information.”

ii)

I understand that “personally identifiable financial information” is defined under Regulation S-P to include information supplied by individual clients, information resulting from transactions, and any information obtained in providing products or services.

iii)

I understand that pursuant to Regulation S-P, HSFM has adopted policies and procedures to safeguard the information of natural person clients.

f)

Enforcement and Review of Confidentiality and Privacy Policies

I understand that the CCO is responsible for reviewing, maintaining and enforcing HSFM’s confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies and that any exceptions to this policy require the written approval of the CCO.

21)

Service as an Officer or Director

I understand that no Supervised Person shall serve as an officer or on the board of directors of any publicly or privately traded company without prior authorization by the CCO or a designated Supervisory Person based upon a determination that any such board or officer service would be consistent with the interest of HSFM’s clients and where board or officer service is approved, HSFM shall implement a “Bamboo Wall” or other appropriate procedure, to isolate such person from making decisions relating to the company’s securities.

22)

Compliance Procedures

a)

Pre-Clearance

i)

I understand that a Supervised Person may, directly or indirectly, acquire or dispose of beneficial ownership of a Reportable Security only if:  (a) such purchase or sale has been approved by a Supervisory Person designated by HSFM; (b) the approved transaction is completed by the close of business on the second trading day after approval is received; and (c) the designated supervisory person has not rescinded such approval prior to execution of the transaction.

ii)

 I understand that post-approval of the transactions discussed in this Code is not permitted.

iii)

I understand that clearance must be obtained by completing and signing the pre-clearance form provided for that purpose by the CCO as the CCO monitors all transactions by all access persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of front running.

iv)

I understand that advance trade clearance in no way waives or absolves any supervised person of the obligation to abide by the provisions, principles and objectives of this Code.

b)

Reporting Requirements

i)

I understand that every Supervised Person shall provide initial and annual holdings reports and quarterly transaction reports to the CCO which must contain the information described in this Code

ii)

I understand that it is the policy of HSFM that each Supervised Person must arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements and trade confirmations of all securities transactions to the CCO.

c)

Initial Holdings Report

i)

I understand that every Supervised Person shall, no later than (10) days after the person becomes a Supervised Person, file an initial holdings report containing the following information:

(1)

The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Reportable Security in which the Supervised Person had any direct or indirect beneficial interest ownership when the person becomes a supervised person;

(2)

The name of any broker, dealer or bank, account name, number and location with whom the Supervised Person maintained an account in which any securities were held for the direct or indirect benefit of the Supervised Person; and

(3)

The date that the report is submitted by the Supervised Person.

d)

I understand that the information submitted must be current as of a date no more than forty-five (45) days before the person became a Supervised Person.

e)

Annual Holdings Report

I understand that every Supervised Person shall, no later than January 31 each year, file an annual holdings report containing the same information required in the initial holdings report as described in this Code and that the information submitted must be current as of a date no more than forty-five (45) days before the annual report is submitted.

f)

Quarterly Transaction Reports

I understand that every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information with respect to any transaction during the quarter in a Reportable Security in which the supervised persons had any direct or indirect beneficial ownership:

i)

The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security;

ii)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii)

The price of the Reportable Security at which the transaction was effected;

iv)

The name of the broker, dealer or bank with or through whom the transaction was effected; and

v)

The date the report is submitted by the Supervised Person.

g)

Access Person Requirements

I understand that every Access Person must, not later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report containing the following information with respect to any account established by an Access Person I which any securities were held during a given quarter for the direct or indirect benefit of the Access Person:

i)

The name of the broker, dealer or bank with whom the Access Person established the account;

ii)

The date the account was established; and

iii)

The date the report was submitted to the Access Person.

iv)

I understand that record of such new account activity by an Access Person in a given quarter shall be included on the next issued Quarterly Transaction Report.

v)

Exempt Transactions

I understand that a Supervised Person need not submit a report with respect to:

(1)

Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

(2)

Transactions effected pursuant to an automatic investment plan, e.g. a dividend retirement plan;

(3)

A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statement that HSFM holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter; and

(4)

Any transaction or holding report if HSFM has only one Supervised Person, so long as the firm maintains records of the information otherwise required to be reported.

h)

Monitoring and Review of Personal Securities Transactions.

i)

I understand that the CCO, or a designee, will monitor and review all reports required under the Code for compliance with HSFM’s policies regarding personal securities transactions and applicable SEC rules and regulations.

ii)

I understand that the CCO may also initiate inquiries of Supervised Persons regarding personal securities trading and that Supervised Persons are required to cooperate with such inquiries and any monitoring or review procedures employed by HSFM.

iii)

I understand that any transactions for any accounts of the CCO will be reviewed and approved by HSFM’s Managing Director or another designated supervisory person.

iv)

I understand that the CCO shall at least annually identify all Supervised Persons who are required to file reports pursuant to the Code and will inform such Supervised Persons of their reporting obligations.

23)

Certification

a)

Initial Certification

I understand that all Supervised Persons will be provided with a copy of this Code and must initially certify in writing to the CCO that they have:

i)

received a copy of the Code;

ii)

read and understand all provisions of the Code;

iii)

agreed to abide by the Code; and

iv)

reported all account holdings as required by the Code.

b)

Acknowledgement of Amendments

I understand that all Supervised Persons shall receive any amendment to the Code and must certify to the CCO in writing that they have:

i)

received a copy of the amendment;

ii)

read and understood the amendment; and

iii)

agrees to abide by the Code as amended.

c)

Annual Certification

I understand that all Supervised Persons must annually certify in writing to the CCO that they have:

i)

read and understood all provisions of this Code;

ii)

complied with all requirements of this Code; and

iii)

submitted all holdings and transaction reports as required by this Code.

d)

Annual Ethics Reports

i)

I understand that the CCO or a designee shall, on an annual basis, prepare a written report describing any issues arising under the Code of Ethics, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to HSFM’s President and the Board of Trustees for each of HSFM’s registered fund clients.

ii)

I understand that on an annual basis, the CCO shall also certify to HSFM’s President and the Board of Trustees for each of HSFM’s registered fund clients that HSFM has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

e)

Further Information

I understand that I should contact the CCO regarding any inquiries pertaining to this Code or the policies established herein.

24)

Records

I understand the CCO shall maintain and cause to be maintained in a readily accessible place the records pertaining to this Ethics Code and related reporting requirements in accordance with Rules 17j-1(f) and 31a-2 under the Investment Advisers Act of 1940, and the requirements in this Code.  I also understand that the following records shall be available for examination by representatives of the SEC and other regulatory agencies as needed:

a)

A copy of any Code of Ethics adopted by HSFM pursuant to Advisers Act Rule 204A-1 and ICA Rule 17j-1 which is or has been in effect during the past five years;

b)

A record of any violation of this Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

c)

A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a Supervised Person which shall be retained for five years after the individual ceases to be a Supervised Person of HSFM;

d)

A copy of each report made pursuant to Advisers Act Rule 204A-1 including any brokerage confirmations and account statements made in lieu of these reports;

e)

A list of all persons who are, or within the preceding five years have been, access persons; and

f)

A record of any decision and reasons supporting such decision to approve a supervised person’s acquisition of securities in IPO’s and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

25)

Reporting Violations and Sanctions

a)

I understand that all Supervised Persons shall promptly report to the CCO or an alternate designee all apparent violations of this Code.

b)

I understand that any retaliation for the reporting of a violation under this Code will constitute a violation of this Code.

c)

I understand that the CCO shall promptly report to HSFM’s President all apparent material violations of this Code and that when the CCO finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to the Management Committee.

d)

I understand that the President shall consider reports made to it and shall determine whether or not the Code has been violated and if so, what sanctions, if any, should be imposed.

e)

I understand that possible sanctions for violations of this Code include, but are not limited to, reprimands and/or monetary fines or assessments and/or suspension and/or termination of one’s employment with HSFM.

HSFM Code of Ethics - Signature Page

(Revised 08/29/2012)

Confirmed and Agreed:

Printed Name

Signature

Date